                                                                     EXHIBIT (2)

                    LATIN AMERICA SOVEREIGN BOND FUND, INC.
                             A MARYLAND CORPORATION

                                    BY-LAWS

                                  MAY 5, 1992

                               TABLE OF CONTENTS

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                                                                                           PAGE
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
ARTICLE I.  NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL............................    1
  Section 1.1.     Principal Offices.....................................................    1
  Section 1.2.     Seal..................................................................    1
ARTICLE II.  STOCKHOLDERS................................................................    1
  Section  2.1.    Annual Meetings.......................................................    1
  Section  2.2.    Special Meetings......................................................    1
  Section  2.3.    Notice of Meetings....................................................    1
  Section  2.4.    Notice of Stockholder Business........................................    2
  Section  2.5.    Quorum................................................................    2
  Section  2.6.    Voting................................................................    2
  Section  2.7.    Stockholders Entitled to Vote.........................................    2
  Section  2.8.    Proxies...............................................................    3
  Section  2.9.    Voting and Inspectors.................................................    3
  Section  2.10.   Action Without Meeting................................................    3
ARTICLE III.  BOARD OF DIRECTORS.........................................................    3
  Section  3.1.    Powers................................................................    3
  Section  3.2.    Power to Issue and Sell Stock.........................................    3
  Section  3.3.    Power to Declare Dividends............................................    3
  Section  3.4.    Number and Term.......................................................    3
  Section  3.5.    Director Nominations..................................................    4
  Section  3.6.    Election..............................................................    5
  Section  3.7.    Vacancies and Newly Created Directorships.............................    5
  Section  3.8.    Removal...............................................................    5
  Section  3.9.    Annual and Regular Meetings...........................................    5
  Section  3.10.   Special Meetings......................................................    5
  Section  3.11.   Waiver of Notice......................................................    5
  Section  3.12.   Quorum and Voting.....................................................    5
  Section  3.13.   Action Without a Meeting..............................................    5
  Section  3.14.   Compensation of Directors.............................................    6
ARTICLE IV.  COMMITTEES..................................................................    6
  Section  4.1.    Organization..........................................................    6
  Section  4.2.    Executive Committee...................................................    6
  Section  4.3.    Other Committees......................................................    6
  Section  4.4.    Proceedings and Quorum................................................    6
ARTICLE V.  OFFICERS.....................................................................    6
  Section  5.1.    General...............................................................    6
  Section  5.2.    Election, Tenure and Qualifications...................................    6
  Section  5.3.    Removal and Resignation...............................................    7
  Section  5.4.    Chairman of the Board.................................................    7
  Section  5.5.    Vice Chairman of the Board............................................    7
  Section  5.6.    President.............................................................    7
  Section  5.7.    Vice President........................................................    7
  Section  5.8.    Treasurer and Assistant Treasurers....................................    7
  Section  5.9.    Secretary and Assistant Secretaries...................................    7
  Section  5.10.   Subordinate Officers..................................................    8
  Section  5.11.   Remuneration..........................................................    8
  Section  5.12.   Surety Bonds..........................................................    8
ARTICLE VI.  NET ASSET VALUE.............................................................    8
  Section  6.1.    Valuation of Assets...................................................    8
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
ARTICLE VII.  CAPITAL STOCK..............................................................    8
  Section  7.1.    Certificates of Stock.................................................    8
  Section  7.2.    Transfer of Shares....................................................    8
  Section  7.3.    Stock Ledgers.........................................................    8
  Section  7.4.    Transfer Agents and Registrars........................................    8
  Section  7.5.    Fixing of Record Date.................................................    9
  Section  7.6.    Lost, Stolen or Destroyed Certificates................................    9
ARTICLE VIII.  FISCAL YEAR AND ACCOUNTANT................................................    9
  Section  8.1.    Fiscal Year...........................................................    9
  Section  8.2.    Accountant............................................................    9
ARTICLE IX.  CUSTODY OF SECURITIES.......................................................    9
  Section  9.1.    Employment of a Custodian.............................................    9
  Section  9.2.    Termination of Custodian Agreement....................................    9
ARTICLE X.  INDEMNIFICATION AND INSURANCE................................................   10
  Section 10.1.    Indemnification of Directors, Officers and Members of the Advisory
                   Board.................................................................   10
  Section 10.2.    Insurance of Officers, Directors, Members of the Advisory Board,
                   Employees and Agents..................................................   10
ARTICLE XI.  AMENDMENTS..................................................................   10
  Section 11.1.    General...............................................................   10
ARTICLE XII.  SPECIAL PROVISIONS.........................................................   11
  Section 12.1.    Actions Relating to Discount in Price of the Corporation's Shares.....   11
  Section 12.2.    Advisory Board........................................................   11

                                    BY-LAWS

                                       OF

                    LATIN AMERICA SOVEREIGN BOND FUND, INC.
                            (A MARYLAND CORPORATION)

                                   ARTICLE I.

                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL

     SECTION 1.1. PRINCIPAL OFFICES. The principal office of Latin America Sovereign Bond Fund, Inc. (the "Corporation") in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

     SECTION 1.2. SEAL. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland". The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                  ARTICLE II.

                                  STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETINGS. An annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held in April. The meeting will be held at such place within the United States as the Board of Directors shall select. The first annual stockholders' meeting shall be held in April 1993 unless otherwise determined by the Board of Directors.

     SECTION 2.2. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the President, by a majority of the Board of Directors or by the Chairman of the Board, if any, and shall be held at such time and place and may conduct such business as may be provided herein and as may be stated in the notice of the meeting.

     Special meetings of the stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to not less than 25% of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

     SECTION 2.3. NOTICE OF MEETINGS. The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to notice and to vote at such meeting at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who is present at such meeting in person or by proxy.

     SECTION 2.4.  NOTICE OF STOCKHOLDER BUSINESS.

     (a) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

     (b) For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

     (c) Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     (d) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.4. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.4, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

     SECTION 2.5. QUORUM. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     SECTION 2.6. VOTING. At each stockholders' meeting, each stockholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 7.5 of
Article VII hereof. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by law, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     SECTION 2.7. STOCKHOLDERS ENTITLED TO VOTE. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 7.5 of
Article VII hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be determined in accordance with the Maryland General Corporation Law (the "MGCL").

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

     SECTION 2.8. PROXIES. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     SECTION 2.9. VOTING AND INSPECTORS. At any election of Directors, the Chairman of the meeting may appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as such an inspector.

     SECTION 2.10. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if (a) all stockholders entitled to vote on the matter consent to the action in writing, (b) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

     SECTION 3.1. POWERS. The property, affairs, and business of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation or by these By-Laws.

     SECTION 3.2. POWER TO ISSUE AND SELL STOCK. The Board of Directors may from time to time authorize the issuance and sale of any of the Corporation's authorized shares to such persons and for such consideration as the Board of Directors may deem advisable.

     SECTION 3.3.  POWER TO DECLARE DIVIDENDS.

     (a) The Board of Directors, from time to time as they may deem advisable to the extent permitted by applicable law, may declare and pay dividends in cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests.

     (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than

          (i) the Corporation's accumulated undistributed net income (determined in accordance with generally accepted accounting principles and the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

          (ii) the Corporation's net income so determined for the current or preceding fiscal year.

     Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the SEC may prescribe.

     (c) Notwithstanding the above provisions of this Section 3.3, the Board of Directors may at any time declare and distribute pro rata among the stockholders a stock dividend out of the Corporation's authorized but unissued shares of stock to the extent permitted by applicable law, including any shares previously purchased by the Corporation, provided that such dividend shall not be distributed in shares of any class with respect to any shares of a different class unless approved in accordance with the MGCL.

     SECTION 3.4. NUMBER AND TERM. The Board of Directors shall consist of not fewer than three, nor more than twelve Directors, as specified by resolution of the majority of the entire Board of Directors, provided that at least 40% of the entire Board of Directors shall be persons who are not interested persons of the Corporation

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

as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Beginning with the first annual meeting of the stockholders held after the initial public offering of the shares of the Corporation, the Directors shall be divided into three classes, and shall be designated as Class I, Class II and Class III Directors, respectively. The Class I Directors elected at such initial annual meeting shall serve for a term of office expiring at the next succeeding annual stockholders meeting following such initial annual meeting. The Class II Directors elected at such initial annual meeting shall serve for a term of office expiring at the second succeeding annual stockholders meeting following such initial annual meeting. The Class III Directors elected at such initial annual meeting shall serve for a term of office expiring at the third succeeding annual stockholders meeting following such initial annual meeting. After expiration of the terms of office specified for the Directors elected at such initial annual meeting, the Directors of each class shall serve for terms of three (3) years, or, when filling a vacancy, for the unexpired portion of such term, and until their successors are elected and have qualified. The Directors chosen to succeed those whose terms are expiring will be identified as being of the same class as the Directors whom they succeed. The term of office of one class of Directors will expire each year. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of Directors in each class as nearly equal as possible, but in no event shall a decrease in the number of Directors shorten the term of any incumbent Director.

     SECTION 3.5.  DIRECTOR NOMINATIONS.

     (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.5 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this Section 3.5.

     (b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, any such notice by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or such public disclosure was made.

     (c) Any such notice by a stockholder shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     (d) If a notice by a stockholder is required to be given pursuant to this
Section 3.5, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the

By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

     SECTION 3.6. ELECTION. At the first annual meeting of stockholders and each annual meeting thereafter, the Directors to be elected at that meeting shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote thereon.

     SECTION 3.7. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a vote of a majority of the Directors then in office; provided, however, that, if a vacancy is filled during such time as shares of the Corporation are outstanding, immediately after filling such vacancy, at least two-thirds ( 2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the SEC shall by order extend such period.

     SECTION 3.8. REMOVAL. A Director may be removed from office only for cause and only by the vote of 75% of the votes entitled to be cast for the election of Directors.

     SECTION 3.9. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held immediately after the annual stockholders' meeting at the place of such meeting. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Notice of such annual and regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided in Section 3.10 of this
Article III for notice of special meetings, to each Director not present at the meeting at which such change was made. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     SECTION 3.10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (a) mailed to each Director at his residence or regular place of business at least three days before the day on which a special meeting is to be held or (b) delivered to him personally or transmitted to him by telegraph, cable or other communication leaving a visual record at least one day before the meeting.

     SECTION 3.11. WAIVER OF NOTICE. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     SECTION 3.12. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws; provided, however, that no action shall be taken without the affirmative vote of 75% of the Directors with respect to the election of officers and the compensation of directors and officers.

     SECTION 3.13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to

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

such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 3.14. COMPENSATION OF DIRECTORS. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE IV.

                                   COMMITTEES

     SECTION 4.1. ORGANIZATION. The Board may designate one or more committees, including an Executive Committee, that shall consist of not less than two Directors. The Chairmen of such committees shall be elected by the Board of Directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except those which by law may not be delegated to a committee.

     SECTION 4.2. EXECUTIVE COMMITTEE. Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee, including, without limitation, to appoint and remove members of any Advisory Board of the Corporation. The Chairman of the Board, if any, and the President of the Corporation, if he is a director of the Corporation, shall be members of the Executive Committee.

     SECTION 4.3. OTHER COMMITTEES. The Board of Directors may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

     SECTION 4.4. PROCEEDINGS AND QUORUM. Each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable.

     In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V.

                                    OFFICERS

     SECTION 5.1. GENERAL. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 of this Article V. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

     SECTION 5.2. ELECTION, TENURE AND QUALIFICATIONS. The officers of the Corporation, except those appointed as provided in Section 5.10 of this Article V, shall be elected by the Board of Directors at its first meeting or at such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the same person may not concurrently hold the offices of President and Vice President. A person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified. The Chairman of the Board, if any, shall be elected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director.

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

     SECTION 5.3. REMOVAL AND RESIGNATION. Whenever in the Board's judgment the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     SECTION 5.4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all stockholders' meetings and at all meetings of the Board of Directors. In addition, the Chairman of the Board shall be ex officio a non-voting member of all committees of the Board of Directors of which he is not an appointed voting member. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

     SECTION 5.5. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if there be such an officer, shall consult with the Chairman as to the policies of the Corporation and as to the agendas to be presented at the meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, he shall preside at meetings of the Board of Directors. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Chairman.

     SECTION 5.6. PRESIDENT. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 5.7. VICE PRESIDENT. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request, or in the absence or disability, of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     SECTION 5.8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     SECTION 5.9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

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     SECTION 5.10.  SUBORDINATE OFFICERS.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     SECTION 5.11. REMUNERATION. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.10 of this Article V.

     SECTION 5.12. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the SEC) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                  ARTICLE VI.

                                NET ASSET VALUE

     SECTION 6.1. VALUATION OF ASSETS. The value of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors. Such method shall be reduced to writing and maintained in the Corporation's permanent records.

                                  ARTICLE VII.

                                 CAPITAL STOCK

     SECTION 7.1. CERTIFICATES OF STOCK. The interest of each stockholder of the Corporation shall be evidenced in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

     SECTION 7.2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

     SECTION 7.3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

     SECTION 7.4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned.

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

     SECTION 7.5. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date may not be prior to the close of business on the day the record date is fixed and shall be within 90 days prior to the date on which the particular action requiring such determination will be taken; and (2) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting.

     SECTION 7.6. LOST, STOLEN OR DESTROYED CERTIFICATES. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                 ARTICLE VIII.

                           FISCAL YEAR AND ACCOUNTANT

     SECTION 8.1. FISCAL YEAR. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

     SECTION 8.2.  ACCOUNTANT.

     (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountants' certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

     (b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the 1940 Act) of the Corporation shall select the Accountant at any meeting held in a manner consistent with the 1940 Act and the rules and regulations thereunder. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If the stockholders shall reject such selection at such meeting, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

     (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons".

                                  ARTICLE IX.

                             CUSTODY OF SECURITIES

     SECTION 9.1. EMPLOYMENT OF A CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the 1940 Act and the rules of the SEC thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

     SECTION 9.2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor

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

Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE X.

                         INDEMNIFICATION AND INSURANCE

     SECTION 10.1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND MEMBERS OF THE ADVISORY BOARD. To the maximum extent permitted by the 1940 Act, the Securities Act of 1933, as amended (the "1933 Act") (as such statutes are now or hereinafter in force), and by Maryland law in effect from time to time, the Corporation shall indemnify, and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former Director, officer or member of the Advisory Board of the Corporation or (ii) any individual who serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director or officer of such corporation or other enterprise or as a partner or trustee of such partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Indemnification or advancement shall be made only as authorized for a specific proceeding upon (i) a determination that indemnification of or advancement to such person is proper in the circumstances because he has met the applicable standard of conduct for indemnification or applicable requirement for advancement and (ii) such other authorizations and determinations as may be required by law to be made by (A) the Board of Directors of the Corporation by the vote of a majority of a quorum consisting of Directors who are neither "interested persons" of the Corporation as defined in the 1940 Act nor parties to such proceeding or, if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors consisting solely of two or more such Directors who are duly designated to act in the matter by a majority vote of the full Board of Directors; or (B) independent legal counsel in a written opinion, which counsel shall be selected in accordance with such procedures as may be required by law, provided, however, that such counsel shall make only such determinations and authorizations as are permitted by law to be made by independent counsel; or (C) the stockholders of the Corporation acting in accordance with the Articles of Incorporation and these By-Laws and applicable law.

     Neither the amendment nor repeal of this Article X nor the adoption or amendment of any other provision of these By-Laws or the Articles of Incorporation inconsistent with this Article X, shall apply to or affect in any respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 10.2. INSURANCE OF OFFICERS, DIRECTORS, MEMBERS OF THE ADVISORY BOARD, EMPLOYEES AND AGENTS. To the maximum extent permitted by the 1940 Act, the 1933 Act (as such statutes are now or hereinafter in force) and by Maryland law in effect from time to time, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, member of the Advisory Board, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in or arising out of his position.

                                  ARTICLE XI.

                                   AMENDMENTS

     SECTION 11.1. GENERAL. Except as provided in the next succeeding sentence and in the Articles of Incorporation, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of

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

a majority of either: (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. The provisions of Article II, Section 2.4 and Article III, Sections 3.4,
3.5 and 3.8 of these By-Laws shall be subject to amendment, alterations or repeal by the affirmative vote of either: (i) the holders of record of 75% of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal or (ii) the Board of Directors, including 75% of the Continuing Directors (as such term is defined in Article EIGHTH of the Corporation's Articles of Incorporation).

                                  ARTICLE XII.

                               SPECIAL PROVISIONS

     SECTION 12.1. ACTIONS RELATING TO DISCOUNT IN PRICE OF THE CORPORATION'S SHARES. In the event that at any time during or after the fifth year following the initial public offering of shares of the Corporation's Common Stock such shares publicly trade for a substantial period of time at a substantial discount from the Corporation's then current net asset value per share, the Board of Directors shall, at its next regularly scheduled meeting, consider taking actions designed to eliminate such discount. The actions considered by the Board of Directors may include periodic repurchases by the Corporation of its shares of Common Stock or an amendment to the Corporation's Articles of Incorporation to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the 1940 Act), subject in all events to compliance with all applicable provisions of the Corporation's Articles of Incorporation, these By-Laws, the MGCL and the 1940 Act.

     SECTION 12.2. ADVISORY BOARD. The Board of Directors of the Corporation may establish an advisory board (the "Advisory Board"), the majority of whose members will be independent advisers, to provide consulting services regarding economic and political trends and developments affecting Latin America. Meetings of the Advisory Board will be held at the request of the Corporation or Scudder, Stevens & Clark, Inc., the Corporation's investment manager (the "Investment Manager"), or, when the Board of Directors deems it appropriate, in conjunction with a meeting of the Board of Directors of the Corporation. The members of the Advisory Board shall also be available to consult individually with representatives of the Corporation or the Investment Manager. The Advisory Board will possess no authority or responsibility with respect to the Corporation's investments, management or operation and will make no recommendations as to investments made or contemplated by the Corporation. Advisory Board members will receive a fee for their services as determined by the Board of Directors, and will be entitled to reimbursement for travel and out-of-pocket expenses incurred in connection with Advisory Board meetings.

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